UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Castle Hills Development Project

On November 30, 2012, Global Growth Trust, Inc. (“us,” “we,” “our,” or the “Company”), through an affiliate, GGT Castle Hills Holdings LLC, entered into the Limited Liability Company Agreement (the “Joint Venture Agreement”) with HRI TRG Castle Hills, LLC (the “Hunt JV Partner”), an affiliate of Hunt Realty Investments (“Hunt Realty”), and TRG Castle Hills L.P. (the “Trinsic JV Partner”), an affiliate of Trinsic Residential Group, LP, a real estate development group (“Trinsic”). Pursuant to the Joint Venture Agreement, we agreed to fund capital contributions of up to approximately $5.66 million for a 54% interest in a joint venture, GGT TRG Castle Hills TX, LLC, a Delaware limited liability company (the “Joint Venture”), the Hunt JV Partner agreed to fund capital contributions of up to approximately $3.77 million for a 36% interest in the Joint Venture, and the Trinsic JV Partner agreed to fund capital contributions of $1.05 million for the remaining 10% interest in the Joint Venture. We are not affiliated with either Hunt Realty or Trinsic. We, through our affiliate, are the managing member of the Joint Venture, but have delegated authority to manage certain of the day-to-day operations to the Trinsic JV Partner, subject to our approval of major decisions, and certain rights to remove and replace the Trinsic JV Partner.

Generally, under the terms of the Joint Venture Agreement, operating cash flow will be distributed to us, the Hunt JV Partner and the Trinsic JV Partner on a pro rata basis. Upon the occurrence of a capital event, such as a sale of substantially all of the assets of the Joint Venture, the proceeds of the capital event will be distributed to us, the Hunt JV Partner and the Trinsic JV Partner pro rata until our invested capital is returned and a minimum return on capital is achieved, and thereafter, the Trinsic JV Partner will receive a disproportionate higher share of any remaining sales proceeds, based on our having received certain minimum threshold returns. At any time 24 months after completion of the Development Project, described below, we can make an all cash offer (i) to purchase the entire interests of the Trinsic JV Partner and the Hunt JV Partner in the Joint Venture, or (ii) to sell our entire interest in the Joint Venture to the Trinsic JV Partner. The Trinsic JV Partner has a similar right to make an all cash offer to either purchase all of our interest in the Joint Venture, or to sell to us all of its and the Hunt JV Partner’s interests in the Joint Venture. In the event of any such proposal, by us or the Trinsic JV Partner, the responding party shall be obligated to either (x) accept the proposal, or (y) to elect to purchase the interests of proposing party, at a purchase price to be determined in accordance with the formula set forth in the Joint Venture Agreement.

On November 30, 2012, as contemplated by the Joint Venture Agreement, the Joint Venture acquired from Trinsic Acquisition Company, LLC, an affiliate of Trinsic, a fee simple interest in an approximately 16-acre parcel of land (the “Castle Hills Property”) located in Lewisville Texas, 25 miles outside of Dallas for a purchase price of approximately $4.42 million. The Joint Venture funded the acquisition of the Castle Hills Property and related closing costs, as well as certain expenses, fees and pre-development costs from initial capital contributions of the members. The Joint Venture will develop, construct and operate 316 residential “Class A” garden-style units on the Castle Hills Property, which will be known as “Aura Castle Hills” (the “Development Project”). The Development Project is governed by a Development Agreement between the Joint Venture and Trinsic dated November 30, 2012 (the “Development Agreement”). The total budget for the Development Project under the Development Agreement is approximately $34.91 million. The members of the Joint Venture are required to fund the balance of their capital commitments to the Joint Venture during the initial development period to fund certain development costs. Thereafter, the balance of the development and construction costs will be funded with the Construction Loan described below in Item 2.03. Trinsic will serve as the developer for the Development Project, and shall be entitled to a fee equal to approximately $1.02 million. In addition, Trinsic Residential Builders, LLC, also an affiliate of Trinsic (“Trinsic Residential Builders”), will serve as the general contractor for the Development Project under the terms of a construction agreement between the Joint Venture and Trinsic Residential Builders, dated November 30, 2012, pursuant to which it will be entitled to a fee equal to approximately $1.23 million. Commencement of construction is planned for December 2012, with completion targeted for June of 2014. After construction is completed, we anticipate the management of the Development Project will be provided by a national property management firm specializing in the on-site management of multifamily properties.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure under Items 1.01 and 2.03 herein, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Castle Hills Village Financing

On November 30, 2012, the Joint Venture entered into a Construction Loan and Security Agreement with JPMorgan Chase Bank, N.A. (the “Lender”), pursuant to which development and construction costs of the Development Project will be funded by draws on an approximately $24.44 million construction loan from the Lender (the “Construction Loan”). The Construction Loan has an initial term of three years, with two additional 12-month extensions, each subject to certain conditions and the payment of a loan extension fee. During its term, the Construction Loan will bear interest, at the Joint Venture’s election, at either: (i) the floating rate which is equal to the prime rate announced per annum publicly by the Lender from time to time plus 0.10%, or (ii) the Eurodollar rate which is equal to the announced daily Reuters LIBOR rate plus 2.60%. Accrued interest is due and payable monthly in arrears. Assuming two extensions of the initial term, the estimated outstanding principal balance of the Construction Loan would be approximately $24.19 million at the end of the second extension period.

The Construction Loan Agreement and related documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default. The Construction Loan is recourse to the Joint Venture. The Construction Loan is secured by the Castle Hills Property and all improvements to be constructed thereon; and requires completion of the Development Project within two years of the closing of the Construction Loan.

Item 7.01	Regulation FD Disclosure

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor otherwise subject to the liabilities under said Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1 shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Liability Company Agreement of GGT TRG Castle Hills TX, LLC dated as of November 30, 2012.

10.2	Development Agreement between Trinsic Residential Group, L.P. and GGT TRG Castle Hills TX, LLC dated as of November 30, 2012.

10.3	Construction Loan and Security Agreement between GGT TRG Castle Hills TX, LLC and JPMorgan Chase Bank, N.A. dated as of November 30, 2012.

10.4	Promissory Note in the original principal amount of $24.44 million by GGT TRG Castle Hills TX, LLC in favor of JPMorgan Chase Bank, N.A., dated as of November 30, 2012.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; unknown liabilities of acquired properties or liabilities caused by property managers or operators; inaccuracies of our accounting estimates; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.growthtrust.com.

We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2012	GLOBAL GROWTH TRUST, INC.

By: /s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of GGT TRG Castle Hills TX, LLC dated as of November 30, 2012.

10.2	Development Agreement between Trinsic Residential Group, L.P. and GGT TRG Castle Hills TX, LLC dated as of November 30, 2012.

10.3	Construction Loan and Security Agreement between GGT TRG Castle Hills TX, LLC and JPMorgan Chase Bank, N.A. dated as of November 30, 2012.

10.4	Promissory Note in the original principal amount of $24.44 million by GGT TRG Castle Hills TX, LLC in favor of JPMorgan Chase Bank, N.A., dated as of November 30, 2012.